UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): November 25, 2019

RGC RESOURCES, INC.
(Exact name of Registrant as specified in its charter)

Virginia	000-26591	54-1909697
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

519 Kimball Ave., N.E. Roanoke, Virginia	24016
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 540-777-4427

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 if the Securities Exchange Act of 1934.

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Retirement of current CEO and appointment of new CEO

On November 25, 2019, John S. D'Orazio, President and CEO of RGC Resources, Inc. (the "Company" or "Resources") informed the Board of Directors of his intent to retire effective February 7, 2020. Mr. D'Orazio will also step down from the Board following the Annual Meeting of Shareholders to be held February 3, 2020. As part of the Company’s corporate succession plan, the Board of Directors approved the appointment of Paul W. Nester, age 45, as President and CEO, effective upon Mr. D'Orazio's retirement.

Mr. Nester currently serves as the Company's Vice President, Secretary, Treasurer and CFO. In addition, he also serves as President of Roanoke Gas Company, the utility subsidiary of Resources. Mr. Nester's compensation, as recommended by the Compensation Committee and approved by the Board of Directors, is reflected below.

A copy of the Company's press release announcing Mr. D'Orazio's retirement and the appointment of Mr. Nester is attached hereto as Exhibit 99.1.

Approval of Incentive Awards for 2019 and 2020 Annual Base Salaries for Executive Officers

The Board of Directors approved the Compensation Committee's cash and equity incentive awards in respect of fiscal 2019 performance and annual base salaries in effect beginning January 1, 2020. The approved amounts are set forth below:

Officer	Title	2020 Salary	Cash Incentive	Equity Incentive Award (Shares)
John S. D'Orazio	President and CEO - Resources	$450,000	$191,363	7,088
Paul W. Nester	Vice President, Secretary, Treasurer and CFO; President - Roanoke Gas Company	400,000	112,455	4,135
Robert L. Wells, II	Vice President and CIO - Resources; Vice President - Customer Service - Roanoke Gas Company	200,000	60,000	1,512
Carl J. Shockley, Jr.	Vice President and COO - Roanoke Gas Company	228,000	79,125	2,216

The equity awards are issued under the terms and conditions of the RGC Resources, Inc. Restricted Stock Plan, filed as Exhibit 10.1 to the Company's 8-K filed February 9, 2017. The equity awards have a grant date of January 2, 2020. One-third of the award will vest on the grant date. The second one-third will vest on January 4, 2021, and the final one-third will vest on January 3, 2022.

Approval of Performance Incentive Plan for 2020

The Board of Directors approved the Compensation Committee's Performance Incentive Plan for the Company's named executive officers for the fiscal year ending September 30, 2020. The cash incentive bonus for each officer is based 50% on the individual's performance with respect to corporate objectives and 50% on a target within a range of earnings results for fiscal 2020. The equity incentive bonus for each officer is based on a range of earnings results for fiscal 2020. The potential range of incentive bonuses for each officer is provided below:

Officer	Metric	Type	Minimum	Target	Maximum
John S. D'Orazio	Performance & Earnings	Cash	$—	$—	$—
	Earnings	Equity	—	—	—
Paul W. Nester	Performance & Earnings	Cash	—	140,000	175,000
	Earnings	Equity	—	120,000	180,000
Robert L. Wells, II	Performance & Earnings	Cash	—	50,000	62,500
	Earnings	Equity	—	30,000	45,000
Carl J. Shockley, Jr.	Performance & Earnings	Cash	—	68,400	85,500
	Earnings	Equity	—	45,600	68,400

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)     Exhibits.

99.1	Press release dated November 26, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RGC RESOURCES, INC.

Date: November 26, 2019	By: /s/ Paul W. Nester
Paul W. Nester
Vice President, Secretary, Treasurer and CFO